                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934 (Amendment No.    )

    /X/  Filed by the Registrant
    / /  Filed by a Party other than the Registrant

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      HA-LO INDUSTRIES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                             NILES, ILLINOIS 60714

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 1996

    Notice is hereby given that the Annual Meeting of Shareholders of HA-LO Industries, Inc., an Illinois corporation (the "Company"), will be held at the Company's principal executive office, 5980 West Touhy Avenue, Niles, Illinois 60714 on Monday, June 10, 1996 at 10:00 a.m., local time, for the following purposes:

    (1) To elect seven directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

    (2) To consider and vote upon certain amendments to the HA-LO Industries, Inc. Stock Plan;

    (3) To ratify the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1996; and

    (4) To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on April 26, 1996 are entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof. A complete list of the shareholders entitled to vote at the meeting will be subject to inspection by any shareholder at the Company's principal executive office, during usual business hours, for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors,
                                          BARBARA G. BERMAN
                                          SECRETARY

Niles, Illinois
May 13, 1996

                            ------------------------

    THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                             NILES, ILLINOIS 60714

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 1996
                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of HA-LO Industries, Inc., an Illinois corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof. The Company's principal executive office is located at 5980 West Touhy Avenue, Niles, Illinois 60714 and its telephone number is (847) 647-2300. Shareholders of record at the close of business on April 26, 1996 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 13, 1996.

                                  THE MEETING

VOTING AT THE MEETING

    On April 26, 1996, there were issued and outstanding 6,986,146 shares of common stock, no par value (the "Common Stock"). Each share of Common Stock issued and outstanding on the record date entitles the holder thereof to one vote on all matters submitted to a vote of shareholders at the meeting.

    On May 2, 1996, the Board of Directors approved a 3-for-2 split of the Company's outstanding shares, which split will be payable on June 3, 1996 to shareholders of record on May 17, 1996. None of the information contained herein reflects the 3-for-2 stock split.

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a majority of the shares represented at the meeting, whether present in person or represented by proxy, will be necessary for the election of directors, to approve the proposed amendments to the HA-LO Industries, Inc. Stock Plan (the "Stock Plan") and for the ratification of the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1996. Abstentions and broker non-votes will have the effect of a vote against a nominee or a proposal.

PROXIES AND PROXY SOLICITATION

    All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under "Election of Directors," for the proposed amendments to the Stock Plan and for the ratification of the reappointment of Arthur Andersen LLP as the Company's independent auditors for 1996. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the named proxies will vote in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a shareholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares in person.

    In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telecopy. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information concerning each person, other than members of management, who is known by the Company to beneficially own more than 5% of the total number of outstanding shares of Common Stock. Such information is based solely on Schedules 13G and 13D filed by each such person with the Securities and Exchange Commission (the "Commission"), and unless otherwise indicated, (i) is as of February 14, 1996 and (ii) each person has sole voting and investment power with respect to all the shares shown as beneficially owned by that person.

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY         APPROXIMATE
NAME AND ADDRESS                                                            OWNED         PERCENT OF CLASS
- - --------------------------------------------------------------------  -----------------  -------------------
Montgomery Ward & Co., Incorporated ................................       432,302(1)              6.0%
  Montgomery Ward Plaza, Chicago, Illinois 60671
A I M Management Group Inc. ........................................       363,200(2)              5.2%
  11 Greenway Plaza, Suite 1919, Houston, Texas 77046

- - ------------------------
(1) Information is as of December 27, 1995 and is reported on behalf of Montgomery Ward & Co., Incorporated, its sole stockholder, Montgomery Ward Holding Corp, and Bernard F. Brennan, the Chairman of the Board and Chief Executive Officer of each of Montgomery Ward & Co., Incorporated and Montgomery Ward Holding Corp. Includes 172,972 shares which Montgomery Ward & Co., Incorporated, has the right to acquire pursuant to vested warrants.

(2) As reported by A I M Management Group Inc., a parent holding company, on behalf of itself and its wholly-owned investment advisor subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of April 26, 1996, certain information concerning the beneficial ownership of Common Stock by (i) all directors and nominees, (ii) each of the executive officers named in the Summary Compensation Table on page 10 hereof and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned by that person.

                                                                     NUMBER OF SHARES
                                                                       BENEFICIALLY       APPROXIMATE
                                                                         OWNED ON         PERCENT OF
NAME                                                                APRIL 26, 1996(1)        CLASS
- - ------------------------------------------------------------------  ------------------  ---------------
Lou Weisbach......................................................      1,436,045(2)           20.5%
Richard A. Magid..................................................         67,500(3)           *
Barbara G. Berman.................................................          6,804(4)           *
David C. Robbins..................................................        117,366(5)            1.7%
Thomas Herskovits.................................................         77,366(6)            1.1%
Jordon R. Katz....................................................         17,916(7)           *
Marshall J. Katz..................................................        180,230(8)            2.5%
Neil A. Ramo......................................................         51,363(9)           *
All Directors and Executive Officers as a Group (11 persons)......      1,968,552(10)          27.0%

- - ------------------------
 * Less than 1%.

(1) Assumes approval of the amendments to the Company's Stock Plan described elsewhere herein. See "Amendments to the Company's Stock Plan."

(2) Includes 500 shares owned by Mr. Weisbach's minor son and 8,619 shares subject to immediately exercisable options held by Mr. Weisbach.

(3) Includes 65,500 shares subject to immediately exercisable options held by Mr. Magid.

(4) Includes 1,000 shares owned by Ms. Berman's husband and 3,604 shares subject to immediately exercisable options held by Ms. Berman.

(5) Includes 106,165 shares granted to Mr. Robbins as restricted stock pursuant to a Bonus Shares Agreement between Mr. Robbins and the Company, of which 4,209 shares were no longer subject to restrictions on transfer as of March 31, 1996, 10,701 shares subject to immediately exercisable options held by Mr. Robbins, and an aggregate of 500 shares owned in trust for the benefit of Mr. Robbins' two minor children.

(6) Includes 4,000 shares owned by Mr. Herskovits' minor son and 8,666 shares subject to immediately exercisable options held by Mr. Herskovits.

(7) Includes 1,000 shares owned by Mr. Katz's minor son and 1,666 shares subject to immediately exercisable options held by Mr. Katz.

(8) All shares subject to immediately exercisable options held by Mr. Katz.

(9) Includes 15,353 shares subject to immediately exercisable options held by Mr. Ramo and 200 shares subject to immediately exercisable options held by Mr. Ramo's wife.

(10) Includes 8,662 shares subject to immediately exercisable options in addition to the shares included in Notes 1-9 above.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's executive officers and directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's equity securities. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during the fiscal year ended December 31, 1995, all of its officers, directors and 10% beneficial owners timely filed all required reports, except for Messrs. Herskovits, Jordon Katz and Magid, each of whom reported one transaction late on a Form 5.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected to the Board of Directors. Each director elected at the meeting will hold office until the next Annual Meeting of Shareholders of the Company or until his respective successor is duly elected and qualified.

    The Board of Directors has nominated, and it is the intention of the persons named as proxies to vote for the election of, the nominees named below, each of whom has previously been elected by the Company's shareholders, and has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unable to serve. Each of the nominees listed below has served as a director of the Company since 1992, except for Mr. Weisbach who has served as a director since 1988 and Mr. Robbins who has served as a director since 1995.

    As described below, the Company has entered into an agreement pursuant to which it has granted to Montgomery Ward & Co., Incorporated ("Montgomery Ward") the right to designate one person to serve on the Company's Board of Directors for the duration of the Purchasing Agreement (as hereinafter defined). See "Certain Transactions" below. Until April 15, 1996, when he resigned from the Board of Directors, Mr. Dominic Mangone was the director designated by Montgomery Ward. At such time as Montgomery Ward identifies another person to be nominated to the Board of Directors, the number of directors will be increased accordingly and such person will serve on the Board of Directors until the 1997 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

    The following information is furnished with respect to each nominee:

NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)                                                   AGE
- - --------------------------------------------------------------------------------------------------      ---
Lou Weisbach......................................................................................          47
  Chairman of the Board, President and Chief Executive Officer of the Company since its inception.
Richard A. Magid..................................................................................          37
  Chief Financial Officer of the Company since July 1992, and Treasurer of the Company since
   August 1992. Vice President -- Finance of the Company from August 1992 through March 1996. From
   1981 until joining the Company in 1992, he was employed by the accounting firm of Arthur
   Andersen LLP, most recently as an audit and financial consulting manager.
David C. Robbins..................................................................................          43
  Executive Vice President of the Company since November 1992. Since 1977 he has been a sales representative for the Company.
Thomas Herskovits.................................................................................          49
  Private investor since January 1996. President and Chief Executive Officer of Specialty Foods
   Corp. from November 1, 1993 to January 1996. From April 1993 through October 1993, he was an independent financial consultant. From 1989 through March 1993, he was President of the KGF
   Frozen Products Group, an operating unit of Kraft General Foods. From 1984 to 1989, he was
   President of the Kraft Dairy Group of Kraft General Foods.
Jordon R. Katz....................................................................................          44
  President of JR Katz Assoc., Inc., an insurance and employee benefits planning company, since
   1976.
Marshall J. Katz..................................................................................          47
  Independent financial consultant to the Company since 1992. From 1988 through 1991, he was the owner and President of Northbrook Management Co., a money management firm trading in futures and options.
Neil A. Ramo......................................................................................          53
  President of NEMAR, Inc., an independent marketing company that sells Company products, since
   July 1993. From August 1991 through June 1993, he was President of RMI, Inc., d/b/a Creative
   Promotions International, a predecessor marketing company to NEMAR, Inc. From 1984 to 1989, he was President of Carson Pirie Scott Department Stores. After retiring from Carson Pirie Scott
   Department Stores, he pursued personal interests until he founded RMI, Inc.

- - ------------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, and directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has designated an Audit Committee and a Compensation Committee. The Board of Directors has not designated a Nominating Committee; rather, the Board of Directors as a whole performs the functions that would otherwise be delegated to such committee.

    Current members of the Audit Committee are Thomas Herskovits, Jordon R. Katz and Richard A. Magid. The functions of the Audit Committee include assessing the scope of the Company's engagement of its independent public accountants, reviewing their reports and recommending to the Board of Directors the engagement and discharge of independent auditors. The Audit Committee recommended the engagement of Arthur Andersen LLP as the Company's auditors for 1996. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and internal audit controls.

    Current members of the Compensation Committee are Thomas Herskovits and Jordon R. Katz. The functions of the Compensation Committee include setting executive officer salaries, determining annual bonuses and administering the Company's incentive compensation plans, including the HA-LO Industries, Inc. Stock Plan (the "Stock Plan"). See "Report of the Compensation Committee on Executive Compensation," below.

    During 1995, the Board of Directors held four meetings and took action by written consent seven times, the Audit Committee held three meetings and the Compensation Committee took action by written consent eight times. Each director attended or participated in at least 75% of the aggregate number of meetings held by the Board of Directors and the committees, if any, on which he served during 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Thomas Herskovits and Jordon R. Katz. None of the members of the Compensation Committee is either a current or former officer or employee of the Company. Marc Simon, who served as a member of the Compensation Committee until he resigned from the Board of Directors on May 1, 1996, was, until June 1995, a partner in the law firm of Neal, Gerber & Eisenberg, which performed legal services on behalf of the Company during 1995. Fees paid to such firm in 1995 aggregated approximately $304,000, which amount was not material in relation to such firm's revenues or those of the Company. Such firm has rendered and is expected to continue to render legal services to the Company during 1996.

COMPENSATION OF DIRECTORS

    Until February 26, 1996, each non-employee director was entitled to receive compensation under the Company's Stock Plan in the form of a non-statutory option ("NSO") to purchase 3,500 shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the Stock Plan) of the Common Stock on the date of the first regularly scheduled Board of Directors meeting during each calendar year. On February 26, 1996, the Compensation Committee approved an increase in the number of shares subject to options automatically granted to non-employee directors each year to 5,000. Accordingly, on such date, each non-employee director received an NSO to purchase 5,000 shares of Common Stock at an exercise price per share of $24.25, which was the Fair Market Value of the Common Stock on that date. The NSO vests in twelve equal monthly installments. In addition, all employee and non-employee directors of the Company are eligible to participate in the Company's Stock Plan pursuant to which each of them may be awarded stock options, stock appreciation rights, restricted stock and/or phantom stock.

                              CERTAIN TRANSACTIONS

    In January 1995, the Company entered into a five-year Exclusive Premium Purchasing Agreement (the "Purchasing Agreement") with Montgomery Ward, whereby the Company became the exclusive provider of premium advertising products to Montgomery Ward. The Purchasing Agreement was initially scheduled to expire in December 1999, subject to earlier termination at the election of either the Company or Montgomery Ward during the first three months of 1997. In December 1995, the term of the Purchasing Agreement was extended for five additional years (i.e., through December 2004), subject to earlier termination (i) at the election of the Company in the event that Montgomery Ward fails to purchase specified minimum amounts of Company products annually under the Purchasing Agreement and (ii) at the election of Montgomery Ward on December 31 of any year, commencing in 1998, upon no less than six-months notice.

    In connection with the Purchasing Agreement, Merchant Partners, Limited Partnership ("Merchant"), a fund in which Montgomery Ward is the principal investor, acquired an aggregate of 299,850 shares of the Company's Common Stock (the "Merchant Shares") from the Company and Mr. Weisbach. Pursuant to a Stock Purchase Agreement between Merchant and Mr. Weisbach (the "Weisbach Stock Purchase Agreement"), Merchant purchased 149,925 of the Merchant Shares from Mr. Weisbach and obtained certain co-sale rights in the event Mr. Weisbach disposes of more than 10% of the shares of Common Stock held by him during any twelve-month period. Under a separate Stock Purchase Agreement between Merchant and the Company (the "Company Stock Purchase Agreement"), Merchant acquired an additional 149,925 of the Merchant Shares from the Company. The purchase price of the Merchant Shares ($6.67 per share) was based upon the average market price of the Common Stock during the three trading days immediately preceding the January 11, 1995 purchase date (the "Purchase Date").

    In connection with the Company Stock Purchase Agreement, Merchant also acquired a warrant (the "First Warrant") to acquire up to an additional 400,000 shares of Common Stock at a price of $6.67 per share. The First Warrant became vested with respect to 66,667 shares on the Purchase Date and, subject to the continued effectiveness of the Purchasing Agreement and Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement, was initially scheduled to vest with respect to the remaining 333,333 shares in substantially equal amounts during each of the next five years. In connection with the five-year extension of the Purchasing Agreement, (i) the vesting date for the last 66,666 shares of Common Stock was accelerated from January 11, 2000 to the date of such extension (i.e., December 27, 1995) and (ii) Merchant acquired a second warrant (the "Second Warrant") to acquire up to an additional 199,998 shares of Common Stock at a price of $25.00 per share. Subject to the continued effectiveness of the Purchasing Agreement and Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement, the Second Warrant will vest ratably during each year of the six-year period ending January 11, 2005.

    Under a Registration Rights Agreement (the "Registration Rights Agreement") entered into between the Company and Merchant in connection with the foregoing transactions, Merchant was granted the right, subject to certain restrictions and exceptions, to cause the Company to file a registration statement under the Securities Act of 1933, as amended, at the Company's expense, with respect to all shares of Common Stock owned by Merchant, including the Merchant Shares and any shares of Common Stock acquired by Merchant under the First Warrant and the Second Warrant. Merchant was also granted, subject to certain restrictions and exceptions, "piggy back" registration rights.

    Also pursuant to the Company Stock Purchase Agreement, Merchant was granted the right to designate one person to be nominated to serve on the Board of Directors of the Company for the duration of the Purchasing Agreement. As with the vesting of the First Warrant and the Second Warrant, this right is conditioned upon Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement. Under the terms of the Company Stock Purchase Agreement, Merchant's designated nominee must be Mr. Mangone or another person acceptable to the Company. Mr. Mangone is a 50% shareholder, director and executive officer of Merchant Development Corp., the sole general partner of Merchant Advisors, Limited Partnership ("Advisors"), the sole general partner of Merchant. In addition, Mr. Mangone is a limited partner of Advisors and serves as a consultant to Montgomery Ward.

    On December 29, 1995, Merchant distributed the Merchant Shares, the First Warrant and the Second Warrant to Merchant's partners (including Montgomery
Ward) pro rata in accordance with their respective partnership interests. In connection therewith, the rights and obligations of Merchant under the Weisbach Stock Purchase Agreement, the Company Stock Purchase Agreement and the Registration Rights Agreement were transferred to Merchant's partners, except for Merchant's right to designate a nominee which was transferred to Montgomery Ward. Until April 15, 1996, when he resigned from the Board of Directors, Mr. Mangone was the director designated by each of Merchant and Montgomery Ward. See "Election of Directors."

    In February 1995, the Company entered into a Bonus Shares Agreement (the "Bonus Shares Agreement") with Mr. Robbins in recognition of his efforts in fostering the customer relationship with Montgomery Ward (which culminated in the Purchasing Agreement) and in consideration of his assistance to the Company in maintaining a continued positive customer relationship with Montgomery Ward and maximizing its sales and profits under the Purchasing Agreement. In addition, Mr. Robbins has covenanted not to compete with the Company during the term of the Purchasing Agreement. Pursuant to the Bonus Shares Agreement, Mr. Robbins received 160,000 shares of Common Stock (the "Bonus Shares") as restricted stock under the Stock Plan, which Bonus Shares are in lieu of commissions to which he would otherwise be entitled for sales of Company products to Montgomery Ward. Commencing in 1995, these Bonus Shares became eligible to vest (i.e., cease to be subject to transfer restrictions) in accordance with a formula based, in part, upon the gross profit earned by the Company on sales of its products to Montgomery Ward under the Purchasing Agreement. In addition, any unvested Bonus Shares are subject to immediate vesting upon the death or permanent disability of Mr. Robbins or in the event that Mr. Robbins' sales representative status with the Company is terminated or adversely affected following a change in control of the Company that results in the termination of Mr. Weisbach as the Company's Chief Executive Officer. Prior to vesting, the Bonus Shares are held by the Company. Under the Bonus Shares Agreement, Mr. Robbins may instruct the Company as to the voting of all Bonus Shares, whether or not such Bonus Shares have vested; however, Mr. Robbins has the right to receive dividends and distributions with respect to vested Bonus Shares only. As of the date hereof, Mr. Robbins has become vested in an aggregate of 58,044 of the Bonus Shares, 35,000 of which he has sold and 18,835 of which were transferred to and subsequently cancelled by the Company to satisfy the attendant withholding tax liability.

    In 1992, Mr. Robbins guaranteed $170,000 of an obligation to the Company (the "Guaranty") owed by a former independent sales representative who is a former member of Mr. Robbins' family (the "Obligor"). During 1995, the largest amount of the obligation outstanding was $76,000 (exclusive of interest accruing at 8% annually), and $38,000 was outstanding as of December 31, 1995. Pursuant to an agreement between the Company and Mr. Robbins, the Company agreed to release Mr. Robbins ratably over the three-year period which ends October 1997, from his obligations under the Guaranty in exchange for his agreement not to solicit customers or prospective customers of the Company during such period.

    During 1995, Company paid Mr. Weisbach $91,000 in advance commissions against his future sales of Company products. The Company does not charge Mr. Weisbach interest on advance commissions. During 1995, the largest outstanding amount of advance commissions (including advance commissions from prior years) paid to Mr. Weisbach was $146,771, none of which remained outstanding as of December 31, 1995. See "Report of the Compensation Committee on Executive Compensation -- Compensation of the Company's Chief Executive Officer."

    Marshall J. Katz renders consulting services to the Company with respect to potential acquisitions by the Company and engagement of sales representatives for Company products pursuant to a three-year agreement entered into with the Company in March 1994 (the "Consulting Agreement"). As compensation for his services with respect to acquisitions, Mr. Katz receives a fee calculated in accordance with a formula set forth in the Consulting Agreement, which is strictly contingent upon the successful completion of an acquisition and is payable partly in cash and partly in the form of options under the Stock Plan to acquire shares of Common Stock. For services rendered under the Consulting Agreement in 1995, Mr. Katz earned approximately $876,768 in cash compensation and received options to acquire an aggregate of 24,751 shares of the Company's Common Stock. All options granted to Mr. Katz under the Consulting Agreement in 1995 are fully vested and exercisable at a price per share equal to the Fair Market Value (as defined in the Stock Plan) of the Common Stock on the date of grant, which ranged from $5.563 to $19.375 per share. For further information concerning options to purchase shares of Common Stock granted to executive officers, see "Summary Compensation Table."

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information with respect to all compensation earned by or paid to each of the Company's Chief Executive Officer and its three other most highly compensated executive officers who were serving as executive officers on December 31, 1995, and whose total salary plus bonus for 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                                  --------------------------
                                                                                            AWARDS
                                                                                  --------------------------
                                                          ANNUAL COMPENSATION                    SECURITIES
                                                       -------------------------   RESTRICTED    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)   BONUS ($)(1)  STOCK ($)(2)   OPTIONS (#)  COMPENSATION (3)
- - ------------------------------------------  ---------  -----------  ------------  -------------  -----------  -----------------
Lou Weisbach .............................       1995  $   250,000   $  160,493        --             1,500       $     100
 Chairman of the Board, President and            1994      250,000      148,245        --             1,500             100
 Chief Executive Officer                         1993      250,000      154,021        --             6,369          --
Richard A. Magid .........................       1995      144,233       --            --            87,500           2,749
 Chief Financial Officer and Treasurer           1994      121,136        7,500        --             5,000           2,749
                                                 1993      115,000       --            --            15,500           2,649
David C. Robbins .........................       1995      170,000      607,500   $   1,200,000       5,500          --
 Executive Vice President(4)                     1994      153,077      401,923        --             4,200             675
                                                 1993      150,000      297,295        --             3,751             877
Barbara G. Berman ........................       1995      105,155       86,218        --               300           2,100
 Vice President and Secretary                    1994       82,059       26,807        --             2,300           2,100
                                                 1993       81,075       33,446        --             2,154           2,000

- - ------------------------
(1) Except for Mr. Magid, the amounts shown in this column consist of commissions earned for sales of Company products. Amounts shown for Mr. Weisbach reflect earned commissions only and do not include $91,000, $101,765 and $104,979 paid to him during 1995, 1994 and 1993, respectively, in advance commissions for future sales of Company products. See "Certain Transactions", and "Report of the Compensation Committee on Executive Compensation -- Compensation of the Company's Chief Executive Officer."

(2) Vests over 10 years, or at an accelerated rate based on Montgomery Ward's purchases from the Company. At December 31, 1995, the 160,000 shares of Restricted Stock awarded had a value of $4,920,000, based on the December 29, 1995 closing price of $30.75 for the Common Stock. See "Certain Transactions."

(3) Amounts shown for 1995 consist of: $100 contributed by the Company on behalf of each of Messrs. Weisbach and Magid and Ms. Berman to a 401(k) plan it maintains; $2,000 of matching contributions made by the Company under one of its non-qualified benefit plans on behalf of each of Mr. Magid and Ms. Berman; and $649 of term life insurance policy premiums paid by the Company for Mr. Magid.

(4) Salary paid to Mr. Robbins each year was in lieu of an equal dollar amount of commissions earned by him for sales of Company products.

    The following table sets forth information with respect to options to purchase shares of the Company's Common Stock that were granted during 1995 to each of the executive officers named in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted to any of the persons listed on the table below during 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                    -----------------------------------------------------------     POTENTIAL REALIZABLE
                                                          % OF TOTAL                                  VALUE AT ASSUMED
                                                         OPTIONS/SARS                              ANNUAL RATES OF STOCK
                                         NUMBER OF        GRANTED TO                               PRICE APPRECIATION FOR
                                        SECURITIES       EMPLOYEES IN   EXERCISE OR                   OPTION TERM (1)
                                    UNDERLYING OPTIONS/   FISCAL YEAR   BASE PRICE   EXPIRATION  --------------------------
NAME                                SARS GRANTED (#)(2)       (3)         ($/SH)        DATE        5%($)        10%($)
- - ----------------------------------  -------------------  -------------  -----------  ----------  -----------  -------------
Lou Weisbach......................           1,500             *         $    6.50     01/01/05  $     6,132  $      15,539
Richard A. Magid..................          37,500             22.3%          9.81     03/15/05      231,425        586,477
                                            50,000             30.6%         15.75     11/06/05      371,441      1,255,072
David C. Robbins..................           5,500             *              6.50     01/01/05       22,483         56,976
Barbara G. Berman.................             300             *              6.50     01/01/05        1,226          3,108

- - ------------------------
 * Less than 1%

(1) The amounts shown in these columns are the result of calculations at assumed annual rates required by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) All options were granted at an exercise price equal to the Fair Market Value of the Company's Common Stock on the date of grant and generally vest over a two-year period in increments of 50% each on the first and second anniversary of the date of grant. Upon exercise, the option price may be paid either in cash or in shares of Common Stock that have an aggregate Fair Market Value equal to the option price. Additionally, the Company has the right, and with respect to certain persons, the obligation, to withhold any required taxes either in cash or shares of Common Stock.

(3) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee independent sales representatives for sales of Company products.

    The following table sets forth information with respect to the unexercised options held by each of the executive officers named in the Summary Compensation Table above, as of December 31, 1995. None of such persons exercised any options during 1995.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                            VALUE OF
                                         NUMBER OF SECURITIES       UNEXERCISED IN-THE-MONEY
                                        UNDERLYING UNEXERCISED       OPTIONS/SARS AT FY-END
                                      OPTIONS/SARS AT FY-END (#)             ($)(1)
                                      --------------------------  ----------------------------
NAME                                  EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- - ------------------------------------  --------------------------  ----------------------------
Lou Weisbach........................               8,619/750         $      217,535/$18,188
Richard A. Magid....................           65,500/52,500              1,328,400/959,988
David C. Robbins....................            10,701/2,750                 265,764/66,688
Barbara G. Berman...................             3,454/1,300                  86,840/31,900

- - ------------------------
(1) On December 29, 1995, the closing price per share of the Company's Common Stock was $30.75.

EMPLOYMENT AGREEMENTS

    Mr. Weisbach serves as the President and Chief Executive Officer of the Company pursuant to a five-year employment agreement that commenced on January 1, 1992. After the expiration of the initial five year term, the agreement is automatically extended annually on each anniversary of the commencement date, unless terminated in accordance with its terms. Under the agreement, during 1995 Mr. Weisbach received an annual base salary of $250,000 and was entitled to receive up to a maximum of $250,000 per annum of commissions for his sales of Company products in accordance with the Company's standard sales commission policy. Effective January 1, 1996, Mr. Weisbach's total annual compensation was set at $500,000. In addition, Mr. Weisbach is eligible to participate in any stock plan, employee benefit plan or other arrangement generally available to executive officers of the Company. See "Report of the Compensation Committee on Executive Compensation -- Compensation of the Company's Chief Executive Officer."

    Pursuant to a three-year employment agreement entered into between Mr. Magid and the Company as of March 15, 1995, Mr. Magid serves as the Chief Financial Officer and Treasurer of the Company. After the expiration of the initial three-year term, the agreement is automatically extended on each anniversary of the commencement date for successive one-year periods, unless terminated in accordance with its terms. Under the agreement, Mr. Magid receives an annual base salary of $150,000 for the first year of the agreement, which amount shall be increased to $175,000 and $200,000 for the second and third years of the agreement, respectively. Mr. Magid's base salary is subject to further increase from time to time by the Compensation Committee. Mr. Magid is also eligible to receive an annual bonus of up to $25,000 (at such time and in such form as determined by the Compensation Committee), based on the Company's profit and other financial objectives as may be established by the Compensation Committee. In addition, Mr. Magid is eligible to participate in any stock plan, employee benefit plan or other arrangement generally available to executive officers of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is currently comprised of Messrs. Herskovits and Jordon R. Katz, neither of whom currently is or has been in the past an officer or employee of the Company. The Compensation Committee is responsible for setting executive officer salaries, determining annual bonuses and administering the Company's incentive compensation plans, including the Company's Stock Plan.

POLICY AND OBJECTIVES

    The Compensation Committee believes that executive compensation should attract, retain and motivate the highly qualified individuals required for the success of the Company and should also be commensurate with performance.
Inasmuch as the Company has only four executive officers, the Compensation Committee also strives to ensure that each executive officer's compensation is fair in relation to his or her experience and overall responsibility at the Company. In general, the Compensation Committee considers both corporate and individual performance in determining executive compensation. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing organization and management development against set objectives. In making these evaluations, the Compensation Committee relies upon input from the Chief Executive Officer and/or the Chief Financial Officer regarding the financial performance of the Company and the performance of specific employees.

    Compensation for executive officers of the Company is divided into cash and stock-based components as follows:

CASH-BASED COMPENSATION

    The Company's cash-based compensation consists of salary, bonus and payments pursuant to a non-qualified benefit plan maintained by the Company (the "Incentive Plan"). Annual base salary for each of the Company's executive officers is paid either pursuant to an employment agreement between the officer and the Company (see "Executive Compensation -- Employment Agreements", above), or upon the approval of the Compensation Committee, which annually reviews the base salary payable to each executive officer. The Compensation Committee's determination of annual salary is based upon its review of the officer's past performance, the responsibilities associated with the officer's position and any changes with respect thereto, and the recommendation of the Chief Executive Officer and/or the Chief Financial Officer. While the Compensation Committee acknowledges the subjective nature of these determinations, it believes that the base salary paid to each of the Company's executive officers fairly reflects that officer's prior performance, position and overall contribution to the Company's success. Furthermore, it is the belief of the Compensation Committee that this procedure is appropriate in light of the size of the Company and the small number of executive officers.

    In addition to an annual base salary, executive officers are eligible to receive commissions on sales of Company products in amounts determined pursuant to specified formulas. Bonuses may also be awarded to executive officers pursuant to the Company's Incentive Plan.

    Under the Incentive Plan, which was established by the Company in 1990, eligible employees may elect to defer a certain amount of compensation for payment at a later date. Currently, the Incentive

Plan allows a participating employee to defer up to 25% of his or her annual compensation (but not less than $1,350) for a minimum of at least five years. Compensation that is deferred under the Incentive Plan is eligible for an "Employer Match" equal to 50% of the deferred amount (up to a maximum of $2,000 per year), which vests on an installment basis according to a formula set forth in the Incentive Plan. The Incentive Plan provides for the payment of the deferred benefit, which includes the deferred compensation, the matched amounts and interest, to the employee on an installment basis after the employee attains at least 60 years of age. Under certain circumstances, including the death, disability or financial hardship of the participating employee, the Incentive Plan provides for the payment of deferred benefits prior to the employee attaining 60 years of age.

STOCK-BASED COMPENSATION

    The Compensation Committee is also responsible for administering the Company's Stock Plan. Option grants pursuant to the Stock Plan are intended to encourage performance that will result in appreciation of the market value of the Company's Common Stock. Stock options are generally awarded from time to time by the Compensation Committee based upon recommendations from the Chief Executive Officer. In making its determinations of option awards, the Compensation Committee considers the performance of the proposed optionee, the Company's financial performance during the relevant period and the number of options previously granted to the optionee.

    Throughout 1995, the Compensation Committee, acting upon a recommendation by the Chief Executive Officer, awarded options under the Stock Plan to employees and independent sales representatives of the Company. In doing so, the Compensation Committee sought to reward these individuals for their efforts on behalf of the Company and to offer them the opportunity to acquire an initial, or augment their existing, proprietary interest in the Company.

    Accordingly, the Compensation Committee elected throughout 1995 to grant to each qualifying employee and independent sales representative of the Company an option to purchase a certain number of shares of the Company's Common Stock based on commissions earned on sales of Company products during 1995.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER

    Lou Weisbach serves as the Chief Executive Officer of the Company pursuant to an employment agreement with the Company. See "Executive Compensation -- Employment Agreements", above. During fiscal 1995, Mr. Weisbach earned his base salary and $160,000 in commissions for his sales of Company's products. In addition, during 1995, the Company advanced Mr. Weisbach $91,000 against commissions to be earned for future sales of Company products. The compensation paid to Mr. Weisbach during 1995 was not based upon, and had no specific relation to, the performance of the Company's Common Stock during 1995.

                                          THE COMPENSATION COMMITTEE

                                          Thomas Herskovits
                                          Jordon R. Katz

                               PERFORMANCE GRAPH

    NOTE: THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

           COMPARISON OF $100 INVESTED IN THE COMPANY'S COMMON STOCK,
            NASDAQ COMPOSITE INDEX AND THE COMPANY'S PEER GROUP (1)
                           SINCE OCTOBER 28, 1992 (2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      10/28/92   12/31/93   12/31/94   12/31/95
HA-LO Industries, Inc.                     98.1       81.5       96.3      455.6
Nasdaq Stock Market (US Companies)        112.7      129.3      126.4      178.8
NASDAQ Stocks                             101.2       88.9       75.3      118.6
Miscellaneous Mondurable Goods

- - ------------------------
(1) The above graph compares the performance of the Company's Common Stock with that of a broad equity market index, the NASDAQ Composite Index, and a published line-of-business index, NASDAQ stocks with SIC code 519 (miscellaneous nondurable goods). The Company's line of business is within this SIC code and, accordingly, the Company has chosen NASDAQ companies within this SIC code to comprise its peer group.

(2) The measurement period for the above graph commences on October 28, 1992, the date upon which the Company's Common Stock began trading publicly.

                     AMENDMENTS TO THE COMPANY'S STOCK PLAN

GENERAL; REASONS FOR PROPOSED AMENDMENTS

    In 1992, the Company adopted the Stock Plan to reward key employees, officers and directors and to provide them with additional performance incentives. As originally adopted, the Stock Plan authorized the Company to issue up to 474,603 shares of Common Stock to eligible individuals through awards of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) NSOs (individually and/or collectively with ISOs, "Options"), (iii) SARs, (iv) Common Stock subject to transfer restrictions ("Restricted Stock") and (v) phantom stock awards ("Phantom Stock") and provided for automatic annual grants of Options covering 3,500 shares of Common Stock to each non-employee director. The Company's Board of Directors and shareholders subsequently approved amendments to the Stock Plan which increased the number of shares of Common Stock covered by the Stock Plan to a total of 1,474,603. Effective February 26, 1996, and May 1, 1996, respectively, the Board of Directors adopted, subject to approval by the Company's shareholders, amendments to the Stock Plan to (i) increase by 1,500 the number of shares subject to options granted annually to each non-employee director of the Company and (ii) increase the number of shares of Common Stock of the Company covered by the Stock Plan by an additional 600,000 shares, which would result in a total of 2,074,603 shares of Common Stock covered by the Stock Plan.

    Based upon the number of shares of Common Stock that have been awarded pursuant to Options or as Restricted Stock under the Stock Plan to date and the number of options exercised to date (see "Shares Subject to Stock Plan", below), the Board of Directors believes that increasing the number of shares of Common Stock subject to the Stock Plan is necessary to permit the Company to continue to make awards under the Stock Plan and to provide incentives to employees, directors, officers and sale representatives. Similarly, the Company believes that increasing the number of Options granted annually and automatically to non-employee directors will continue to incentivize such persons and to align their interests with those of the Company's shareholders. At this time, the Board of Directors is not considering any other amendment or modification to the Stock Plan, whether or not such amendment or modification would require shareholder approval.

    Following is a brief description of the material features of the Stock Plan:

PURPOSE

    The purpose of the Stock Plan is to foster the interests of the Company and its shareholders by enabling employees, directors, officers and sales representatives to acquire a proprietary interest in the Company. In this respect, the Stock Plan is designed to provide additional incentives for such persons to promote the success of the Company's business and enhance the market price of the Common Stock.

ADMINISTRATION

    The Stock Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons who will receive Options, SARs, Restricted Stock or Phantom Stock under the Stock Plan. The Compensation Committee is authorized to make grants under the Stock Plan, to determine the terms and conditions thereof and to otherwise administer and interpret the Stock Plan. The Compensation Committee is currently comprised of two persons who have not received any awards or other allocations of equity securities under the Stock Plan other than an annual formula grant of NSOs pursuant to the Stock Plan for their service as directors of the Company. See "Election of Directors -- Compensation of Directors", above and "-- Director Stock Options," below. The Board of Directors appoints the members of the Compensation Committee, fills vacancies on the Compensation Committee and has the power to replace members of the Compensation Committee with other eligible persons at any time.

ELIGIBILITY

    Employees, directors, officers and sales representatives of the Company are eligible to participate in the Stock Plan and to receive Options, SARs, Restricted Stock and Phantom Stock thereunder. Approximately 370 individuals currently participate in the Stock Plan (collectively, the "Participants").

SHARES SUBJECT TO STOCK PLAN

    The terms of the Stock Plan currently provide that an aggregate of 1,474,603 authorized but unissued shares of Common Stock or treasury shares may be issued under the Stock Plan under Options or as Restricted Stock. If the proposed amendments to the Stock Plan are approved by the Company's shareholders, an additional 600,000 shares of Common Stock or treasury shares would be covered by the Stock Plan, resulting in a total of 2,074,603 available for issuance under the Stock Plan. As of April 26, 1996, Options covering an aggregate of 1,157,422 shares of Common Stock have been granted (including increased automatic grants to non-employee directors, see "Director Stock Options," below), an aggregate of 284,243 shares of Restricted Stock have been issued, Options covering an aggregate of 18,519 shares of Common Stock have been cancelled and, together with the 32,938 shares remaining available under the Stock Plan, are available for issuance.

EXERCISE PRICE OF OPTIONS

    The exercise price per share ("Option Price") of an Option granted under the Stock Plan is set by the Compensation Committee, subject to the following restrictions: (i) the Option Price of an ISO may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and (ii) the Option Price of an NSO may not be less than 85% of the Fair Market Value of the Common Stock on the date of grant. In general, all Options granted under the Stock Plan to date have been granted at an Option Price equal to the Fair Market Value per share of Common Stock on the date of grant. On April 26, 1996, the Fair Market Value of the Common Stock was $31.38 per share.

TERMS OF OPTIONS

    Options granted under the Stock Plan generally expire upon the earlier to occur of (i) ten years from the date the Option is awarded ("Option Date"), (ii) three months after the Participant's employment, directorship or other relationship with the Company is terminated for any reason other than death,
(iii) six months after the Participant's death or (iv) the date on which the Option is forfeited under Section 12 of the Stock Plan (e.g., 100% forfeiture if the Participant's relationship with the Company is terminated for Cause (as defined in the Stock Plan)). To date, the Compensation Committee has granted only NSOs and Restricted Stock under the Stock Plan.

EXERCISE OF OPTIONS

    The Options granted to date to Participants under the Stock Plan have generally provided either for immediate vesting or for vesting in two equal installments on the first and second anniversaries of the Option Date.

    Pursuant to an amendment to the Stock Plan adopted by the Compensation Committee on February 26, 1996, which did not require shareholder approval, the Stock Plan now provides that, upon the exercise of an Option, the optionee may make payment either in cash, by certified check, by delivery of irrevocable instructions to a broker to deliver the sale or loan proceeds necessary to pay for the Common Stock received upon exercise or with shares of Common Stock having an aggregate Fair Market Value on the date of delivery equal to the Option Price. No Common Stock may be delivered upon the exercise of an Option until the optionee has made full payment to the Company.

DIRECTOR STOCK OPTIONS

    In an effort to attract, retain and compensate directors who are not otherwise employed by the Company, the Stock Plan provided for the automatic grant of an NSO to purchase 3,500 shares of Company's Common Stock to each non-employee director on the date of the first regularly scheduled Board of Directors meeting held in a calendar year at an exercise price equal to the Fair Market Value of the Common Stock on such date. Subject to shareholder approval of the proposed amendments, the number of shares subject to Options granted annually to each non-employee director was increased to 5,000 effective February 26, 1996. Each NSO granted to a non-employee director vests in twelve equal monthly installments. In all other respects, the terms of these non-employee director NSOs are governed by the terms that apply generally to NSOs granted under the Stock Plan.

STOCK APPRECIATION RIGHTS

    Under the terms of the Stock Plan, the Compensation Committee may, in its discretion, grant either tandem SARs or naked SARs to eligible Participants. Tandem SARs are granted in tandem with Options and allow the recipient to exercise the underlying Option without having to expend cash to pay the Option Price. Under the Stock Plan, tandem SARs may be exercised only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds either the Option Price of the related ISO or, if related to an NSO, the Fair Market Value of the Common Stock on the Option Date, and then shall be exercisable only to the extent that the related ISO or NSO is exercisable. A Participant who elects to exercise a tandem SAR may surrender the exercisable portion of a related Option in exchange for a number of shares of Common Stock determined by a formula set forth in the Stock Plan. A naked SAR is similar to a tandem SAR, but it is not granted in connection with an underlying Option and its terms are governed by the Participant's SAR agreement.

PHANTOM STOCK

    Under the Stock Plan, the Compensation Committee may, in its discretion award Phantom Stock to eligible Participants. Subject to certain terms and limitations, an award of Phantom Stock entitles the Participant to surrender all or part of the vested portion of such stock and to receive from the Company the Fair Market Value on the date of surrender of the Common Stock to which the Phantom Stock relates or, at the Compensation Committee's election, shares of Common Stock.

NON-ASSIGNABILITY OF OPTIONS, SARS AND PHANTOM STOCK

    Options, SARs and Phantom Stock granted under the Stock Plan are not transferable other than by will, the applicable laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of a Participant, Options may be exercised only by such Participant or his or her guardian.

RESTRICTED STOCK

    In addition to Options, SARs and Phantom Stock, the Compensation Committee may, in its discretion, make awards of Restricted Stock to eligible Participants under the Stock Plan. A Participant may not sell or transfer shares of Restricted Stock awarded under the Stock Plan and the shares are subject to forfeiture in the event of the termination of the Participant's employment with the Company, membership on the Board of Directors or sales representative relationship. Notwithstanding the transfer restrictions, the holder of Restricted Stock has the right to vote his or her shares of Restricted Stock and to receive dividends in the same amount as dividends paid on non-restricted shares of Common Stock.

ADJUSTMENT TO REFLECT CHANGE IN CAPITAL STRUCTURE

    If there is any change in the corporate structure or shares of the Company, the Board of Directors has the authority to make any adjustments necessary to prevent accretion or to protect against dilution in the number and kind of shares authorized by the Stock Plan or in the number and kind of shares covered by Awards thereunder.

NEW PLAN BENEFITS

    Except for the increased annual automatic grants made to non-employee directors described above under "Director Stock Options," grants under the Stock Plan are made at the discretion of the Compensation Committee. Accordingly, future grants under the Stock Plan cannot be determined at this time. During fiscal 1995, the persons named in the Summary Compensation Table as a group, all current executive officers as a group, all current non-employee directors as a group, and all employees, including all current officers who are not executive officers, as a group, would have received 254,800, 266,800, 20,000, and 323,611, shares, respectively, either as Options or Restricted Stock under the Stock Plan as proposed to be amended.

RIGHTS AS A STOCKHOLDER

    No person shall have any rights or privileges of a stockholder of the Company as to shares subject to an option granted pursuant to the Stock Plan until such option is exercised in accordance with the terms of the Stock Plan. A Participant who has been granted SARs or Phantom Stock has no rights whatsoever as a shareholder with respect to such SARs or Phantom Stock.

NO RIGHT TO EMPLOYMENT

    Participation in the Stock Plan or any agreement entered into pursuant thereto does not confer upon any Participant any right to continue in the employment of the Company or its subsidiaries.

AMENDMENT AND DISCONTINUANCE

    The Board of Directors may, at any time and from time to time, amend, modify, suspend or terminate the Stock Plan without shareholder approval, but may not, without the approval by the holders of a majority of the shares of Common Stock that are represented, in person or by proxy, at a meeting of the Company's shareholders (i) change the aggregate number of shares of Common Stock reserved for issuance pursuant to the Stock Plan, except for such adjustments as are permitted under the Stock Plan, (ii) change the class of eligible individuals who may receive Awards under the Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to Participants under the Stock Plan.

TERMINATION

    The Board of Directors may terminate the Stock Plan at any time with respect to any shares of Common Stock that are not then subject to Options or Restricted Stock. Termination of the Stock Plan will not affect Participants' rights and obligations with respect to Options, Restricted Stock, SARs or Phantom Stock granted before such termination.

MISCELLANEOUS

    The Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

TAX CONSEQUENCES

    Following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the Stock Plan and the subsequent disposition of shares of Common Stock acquired upon such exercise. In addition, this section briefly summarizes the tax consequences of SARs, Restricted Stock and Phantom Stock to the Participant and Company. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

    The grant of an option will not result in any immediate tax consequence to the Company or the optionee. ISOs granted under the Stock Plan are not taxable upon exercise, but rather are taxable only upon the disposition of the shares of Common Stock received ("Option Stock"). With respect to ISOs, however, the spread between the Fair Market Value of the Option Stock on the date of exercise and the Option Price may be subject to possible application of alternative minimum tax. Generally, the Company is not entitled to deduct as compensation amounts includible in a Participant's income as the result of an ISO. By comparison, NSOs granted under the Stock Plan are taxable when exercised an the difference between the Fair Market Value of the Option Stock on the date of exercise and the Option Price. Such amount will not be an item of tax preference to a Participant. The Company is generally entitled to a deduction as compensation equal to the amount includible in a Participant's income upon the exercise of an NSO.

    Upon the disposition of Option Stock, a Participant may realize short-term or long-term capital gain or loss, assuming such shares of Option Stock constitute capital assets in a Participant's hands and depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

    Restricted Stock taxable as income to the Participant when it is no longer subject to a substantial risk of forfeiture. Generally, the Company is allowed a deduction as compensation when the Restricted Stock is includible in the Participant's income. Upon the exercise of an SAR, a Participant is taxable on an amount equal to the cash and/or value of shares of Common Stock received pursuant to such exercise and generally the Company is entitled to a corresponding deduction. The tax treatment of Phantom Stock is substantially similar to that of SARs.

    With respect to certain Participants, the Company is required under the Stock Plan to withhold any required tax in shares of Common Stock.

    THE  BOARD OF DIRECTORS  RECOMMENDS A VOTE  FOR THE AMENDMENTS  TO THE STOCK
PLAN.

                                    AUDITORS

    It is proposed that the shareholders approve the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1996. The decision to retain Arthur Andersen LLP as the Company's independent auditors for 1996 was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company. A representative of Arthur Andersen LLP is expected to attend the meeting where he or she will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF SUCH FIRM.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

    The 1997 Annual Meeting of Shareholders is presently scheduled to be held on June 2, 1997. Any proposals of shareholders intended to be personally presented at such meeting must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of proxy no later than January 14, 1997.

                                HA-LO INDUSTRIES, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Lou Weisbach and Richard A. Magid, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, no par value, of HA-LO INDUSTRIES, INC. standing in the name of the undersigned on the Company's books at the close of business on April 26, 1996 at the Annual Meeting of Shareholders to be held at 5980 West Touhy Avenue, Niles, Illinois 60714, at 10:00 a.m., local time, on Monday, June 10, 1996, or at any postponement(s) or adjournment(s) thereof, as follows:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

                                                                                     FOR ALL
                                                                      FOR  WITHHELD  EXCEPT
1. ELECTION OF DIRECTORS                                              / /    / /       / /
   Nominees: Lou Weisbach, Richard A. Magid, Thomas
   Herskovits, Jordon R. Katz, Marshall J. Katz,
   David C. Robbins and Neil A. Ramo

______________________________________________________________
INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED ABOVE


                                                                      FOR   AGAINST  ABSTAIN
2. APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY'S STOCK PLAN.   / /    / /       / /

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Shareholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES
LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

                                                                      FOR   AGAINST  ABSTAIN
3. RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS        / /    / /       / /
   THE COMPANY'S AUDITORS FOR 1996.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                           / /

___________________________________________


MARK HERE IF YOU PLAN TO ATTEND THE MEETING                           / /

Dated
___________________________________________________________________________, 1996

_________________________________________________________________________________
                                   Signature
_________________________________________________________________________________
                                   Signature

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)